As filed with the Securities and Exchange Commission on February 24, 2006

                           File No. 333-127915

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                               Amendment No. 3

                                    to the

                                   FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VITAL PRODUCTS, INC.
              (Name of small business issuer in its charter)

Delaware                                 3089                    98-0464272
(State of other jurisdiction (Primary Standard Industrial       (IRS Employer
of incorporation)            Classification Code Number) Identification Number)


                              35 Adesso Drive
                              Concord, Ontario
                              Canada  L4K 3C7
                              (416) 650-5711

        (Address and telephone number of principal executive offices)

              35 Adesso Drive Concord, Ontario Canada  L4K 3C7

(Address of principal place of business or intended principal place of business)

                           Michael Levine, President
                               35 Adesso Drive
                              Concord, Ontario
                               Canada  L4K 3C7
                                (416) 650-5711

        (Name, address and telephone number of agent for service)

                        Copies of communications to:

                            Amy M. Trombly, Esq.
                          1320 Centre St., Ste.202
                            Newton, MA  02459
                             (617) 243-0060


        Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

        If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                PROSPECTUS

                           VITAL PRODUCTS, INC.

                 OFFERING UP TO 5,250,000 COMMON SHARES

This prospectus relates to the sale of up to 5,250,000 shares of our common stock by NFC Corporation, Ari Blane, Simeon Wohlberg, The Cellular Connection, Nadav Elituv, Brett W. Gold, Al Kau, Doug Clark, and Trust to Benefit On The Go Healthcare Shareholders. All costs associated with this registration will be borne by us.

The shares of our common stock are not currently traded.

                             ____________________

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE
              SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             ____________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

Subject to Completion, the date of this Prospectus is February 24, 2006.

                                TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY                                                         5
RISK  FACTORS                                                               6
CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS              6
USE OF PROCEEDS                                                            10
DETERMINATION  OF  OFFERING  PRICE                                         10
SELLING  SECURITY  HOLDERS                                                 10
PLAN  OF  DISTRIBUTION                                                     12
LEGAL  PROCEEDINGS                                                         13
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS         14
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      15
DESCRIPTION  OF  SECURITIES                                                15
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 16
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
  ACT  LIABILITIES                                                         16
DESCRIPTION  OF  BUSINESS                                                  16
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION           18
DESCRIPTION  OF  PROPERTY                                                  21
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         21
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            21
EXECUTIVE  COMPENSATION                                                    21
FINANCIAL  STATEMENTS                                                F1 - F32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
  FINANCIAL DISCLOSURE.                                                    22

                             PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                            VITAL PRODUCTS, INC.

We incorporated in the State of Delaware on May 27, 2005. We commenced business under the Vital Products name in June 2005, after having purchased the assets of the childcare division of On the Go Healthcare, Inc. We manufacture two products under the "Vital Products" name: a padded training seat that helps toddlers with potty training, and a baby bath with a contoured shape to cradle babies 0-6 months old. We also manufacture and market the following products under the Heinz Baby Basics name: Eze Bib Disposable, Flow Nipples, Holding Handles, Angled Feeding Bottles, Bottle and Nipple Brush, Play and Splash Mat, Three Steps Trainer Cup, Insulated Bottle Traveler, Baby's 1st Spoons, First Cutlery Set, First Feeding Set, Baby's 1st Set Flexisoft spoon and bowl and Sticky Fingers Hand and Face wipes. We also distribute Sudocrem, an ointment for the protection, relief, and treatment of diaper rash. Substantially all of our sales are derived from our Heinz Baby Basics line.

Our common stock is not publicly traded.

HOW TO CONTACT US

Our principal executive offices are located at 35 Adesso Drive Concord, Ontario Canada L4K 4Y2. Our telephone number is (416) 650-5711.


SALES BY OUR SELLING STOCKHOLDERS

This prospectus relates to the sale of up to 5,250,000 shares of our common stock by NFC Corporation, Ari Blane, Simeon Wohlberg, Nadav Elituv,
Brett W. Gold, Al Kau, Doug Clark, The Cellular Connection Ltd., and Trust to Benefit On The Go Healthcare. The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:

Stockholder                                                Number  of
                                                            Shares
- ----------------------------------------------         ------------------

The selling  shareholders  consist  of:

Nadav Elituv                                               500,000

The Cellular Connection Ltd.                               500,000

NFC Corporation                                            750,000

Ari Blaine                                                 500,000

Simeon Wohlberg                                            500,000

Brett W. Gold                                              500,000

Al Kau                                                     500,000

Doug Clark                                                 500,000

Trust to Benefit On the Go Healthcare Shareholders       1,000,000

Total  common  stock being  registered                   5,250,000

The Offering


Common  stock  offered           5,250,000  shares

Use  of  proceeds                We will not receive any proceeds from  the
                                 sale by the selling stockholders of our common stock.

Symbol for our common stock      Our common stock is not currently traded.



                                 RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

RISKS RELATED TO OUR BUSINESS

WE ARE NOT CURRENTLY PROFITABLE AND WE MAY NEVER BECOME PROFITABLE.

Our future operations may not be profitable if we are unable to develop our business. Our ability to raise revenues and profits, if any, will depend upon various factors, including whether we will be able to raise funding to develop and market new products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve these goals would have an adverse impact on our business.

WE HAVE A LIMITED OPERATING HISTORY AND YOU MAY LOSE YOUR INVESTMENT IF WE ARE UNABLE TO MARKET OUR CHILDCARE PRODUCTS.

We commenced operations in June 2005 and have engaged in limited business activities manufacturing and marketing child products. We may be faced with problems, delays, expenses and difficulties, which are typically encountered by companies in an early stage of development, many of which may be beyond our control. These include, but are not limited to, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. We may not be able to develop, provide at reasonable cost, or market successfully, any of our products. Therefore, we could go out of business and you may lose your investment.

WE GRANTED ON THE GO HEALTHCARE, INC. A SECURITY INTEREST IN SUBSTANTIALLY ALL OF OUR ASSETS AND, IF WE DEFAULT ON OUR FINANCING ARRANGEMENT WITH THEM, THEY HAVE THE RIGHT TO TAKE SUBSTANTIALLY ALL OF OUR ASSETS.

In order to satisfy our obligation to issue Notes Payable as part of our acquision of assets from On the Go Healthcare, on February 23, 2006 we issued two promissory Notes with a face value totaling $1,206,00 which represents our original obligation plus accrued interest. We must repay the Secured Promissory Notes one year after the Securities and Exchange Commission declares this registration statement effective. The Secured Promissory Notes pays 20% simple annual interest. We may prepay the Notes at any time with accrued interest and without penalty.


To secure these Notes, we granted to On the Go Healthcare a security interest in our assets. If we do not repay the Notes according to their terms, On the Go Healthcare will have the right to seize substantially all of our assets. Additionally, On the Go Healthcare could liquidate our
assets and retain any and all of the funds from the liquidation.   If this
happens, it is extremely likely our business will end and you will lose your whole investment.

WE MAY NOT BE ABLE TO OBTAIN RAW MATERIALS FOR OUR CHILDCARE LINE AT AN ACCEPTABLE COST TO MAKE OUR PRODUCTS, AND THEREFORE, WE MAY NOT BE ABLE TO GENERATE REVENUES.

We rely on the performance and cooperation of independent suppliers and vendors of raw materials for our childcare line whose services are and will be a material part of our products. We do not have, nor will we have, any direct control over these third parties. Furthermore, we do not have any formal agreements with our suppliers. If we lose a key supplier, we may not be able to find a cost-effective replacement. If we are unable to obtain raw materials at an acceptable cost, we will not be able to produce our products, and therefore, we may not be able to generate revenues.

WE NEED EXTERNAL FUNDING TO SUSTAIN AND GROW OUR BUSINESS AND IF WE CAN NOT FIND THIS FUNDING ON ACCEPTABLE TERMS, WE MAY HAVE TO CURTAIL OUR OPERATIONS AND WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN WHICH WOULD REDUCE OUR REVENUES.

We may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. We may require additional funds to enable us to operate profitably and grow our business. This financing may not be available on terms acceptable to us or at all. We currently have no bank borrowings and we may not be able to arrange any debt financing. Additionally, we may not be able to successfully consummate offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or creating debt, we may not be able to sustain or grow our business which may cause our revenues and stock price to decline.

OUR ORIGINAL SHAREHOLDERS HAVE CONTROL OVER OUR POLICIES AND AFFAIRS AND THEY MAY TAKE CORPORATE ACTIONS THAT COULD NEGATIVELY IMPACT OUR BUSINESS AND STOCK PRICE.

Our original shareholders own approximately 51% of our voting securities. The original shareholders will control our policies and affairs and all corporate actions requiring shareholder approval, including the election of directors. Additionally, these holdings may delay, deter or prevent transactions, such as mergers or tender offers, that would otherwise benefit investors.

WE DO NOT OWN PATENTS ON OUR PRODUCTS AND, IF OTHER COMPANIES COPY OUR PRODUCTS, OUR REVENUES MAY DECLINE WHICH MAY RESULT IN A DECREASE IN OUR STOCK PRICE.

We do not own patents on our products we have developed and we do not intend to file for patent protection on those products. Therefore, another company could recreate our products they manufacture and could compete against us, which would adversely affect our revenues.

TO INCREASE OUR REVENUE, WE MUST INCREASE OUR SALES FORCE AND EXPAND OUR DISTRIBUTION CHANNELS. IF WE ARE NOT SUCCESSFUL IN THESE EFFORTS, OUR BUSINESS WILL NOT GROW WHICH COULD RESULT IN A DECREASE IN OUR STOCK PRICE.

To date, we have sold our products primarily through our direct sales and tele-sales force. Our future revenue growth will depend in large part on recruiting and training additional direct sales and tele-sales personnel and expanding our distribution channels. We may experience difficulty recruiting qualified sales and support personnel and establishing third-party distribution relationships. We may not be able to successfully expand our tele-sales force or other distribution channels, and any expansion, if achieved, may not result in increased revenue or profits.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR PLANNED GROWTH, WHICH WOULD ADVERSELY AFFECT OUR BUSINESS AND COULD RESULT IN INCREASING COSTS AS WELL AS A DECREASE IN OUR STOCK PRICE.

As of February 21, 2006 we had 5 employees. We intend to expand our customer base and develop new products. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we can not effectively manage our growth, our business may be harmed.

IF WE LOSE THE RESEARCH AND DEVELOPMENT SKILLS AND MANUFACTURING CAPABILITIES OF OUR FOUNDER, OUR ABILITY TO ATTAIN PROFITABILITY MAY BE IMPEDED AND IF WE DO NOT ATTAIN PROFITABILITY, OUR STOCK PRICE MAY DECREASE AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

Michael Levine founded Vital Products. He invested the necessary start-up costs from his personal finances and he is our chief product engineer.
Mr. Levine holds prime relationships with key suppliers. These relationships afford us access to valuable resources that help ensure raw product availability on time that is competitively priced. Our success depends in large part upon Mr. Levine's continued availability. If we were to lose the benefit of his services, our ability to develop and market our products may be significantly impaired, which would impede our ability to attain profitability. We presently have no employment agreement with Mr. Levine.


RISKS RELATED TO THIS OFFERING AND OUR STOCK

A TRADING MARKET MAY NOT DEVELOP FOR OUR COMMON STOCK AND YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO SELL YOUR SHARES FOR THE FORESEEABLE FUTURE.

Our common stock does not currently trade in any market or exchange. As of February 21, 2006, we had only 12 shareholders. This number of shareholders will not be sufficient to build a trading market and we may not sufficiently expand our number of shareholders for the foreseeable future. We intend to list our shares on the Over the Counter Bulletin Board but we may not be successful in making that listing. If a trading market does not develop for our common stock, you may find it difficult or impossible to sell your shares.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT WHICH MAY MAKE OUR STOCK LESS LIQUID AND MAKE IT HARDER FOR INVESTORS TO BUY AND SELL OUR SHARES.

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

IF OUR STOCK DOES TRADE IN A MARKET OR EXCHANGE, OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK AT OR ABOVE THE PRICE YOU PAID.

Prior to this offering, our common stock has not been traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

        - Quarterly variations in our results of operations or those of our competitors.

        - Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

        - The emergence of new sales channels in which we are unable to compete effectively.

        - Our ability to develop and market new and enhanced products on a timely basis.

        - Commencement of, or our involvement in, litigation.

        - Any major change in our board or management.

        - General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission.
We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly ... We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.


                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering.


                        DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established in any trading market or exchange where our shares are listed or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                            SELLING SECURITY HOLDERS

Based upon information available to us as of February 21, 2006, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name and address      Ownership   Number of    Number of Shares   Percentage
of beneficial owner   Before      Shares        Owned After       Owned After
                      Offering    Offered        Offering(1)      Offering (2)
- ------------------------------------------------------------------------------
Nadav Elituv (3)         500,000      500,000         -0-             0%
53 Theodore Pl.
Thornhill, Ontario
Canada  L4J 8E4

The Cellular             500,000      500,000         -0-             0%
Connection Ltd. (4)
P.O. Box 562
Richmond Hill, Ontario
Canada L4B 4R6

NFC Corporation (5)      750,000      750,000         -0-             0%
300 Chestnut St.
Needham, MA  02492

Ari Blaine (6)           500,000      500,000         -0-             0%
7 Felica Court
Thornhill, Ontario
Canada L4J 5K6

Simeon Wohlberg (7)      500,000      500,000         -0-             0%
30 Morgan Street
Stamford, CT 06905

Brett W. Gold (8)        500,000      500,000         -0-             0%
60 Sutton Place SP #6EN
New York, NY  10022

Al Kau (9)               500,000      500,000         -0-             0%
33671 Chula Vista
Monarch Beach,
CA 92629

Doug Clark (10)          500,000      500,000         -0-             0%
11220 Guelph Line
Campbellville, Ontario
Canada LOP 1B0

Trust to Benefit On    1,000,000    1,000,000         -0-             0%
the Go Shareholders (11)
85 Corstate Avenue,
Unit #1 Concord,
Ontario Canada L4K 4Y2

(1) These numbers assume the selling shareholders sell all of their shares prior to the completion of the offering.

(2) Based on 10,750,000 shares outstanding as of February 21, 2006.

(3) Mr. Elituv received 500,000 shares of common stock on May 27, 2005 for services related to the purchase of our assets.

(4) The principal of The Cellular Connection Ltd is Stuart Turk. We issued restricted shares pursuant to a services agreement with The Cellular Connection, Ltd. on May 27, 2005.

(5) The principal of NFC Corporation is Geoffrey J. Eiten. We issued restricted shares for services related to investor relations on May 27, 2005.

(6) Mr. Blaine received 500,000 shares of common stock on May 27, 2005 for services.

(7) Mr. Wohlberg received 500,000 shares of common stock on May 27, 2005 for services.

(8) Mr. Gold received 500,000 shares of common stock on May 27, 2005 for services.

(9) Mr. Kau received 500,000 shares of common stock on May 27, 2005 for services.

(10) Mr. Clark received 500,000 shares of common stock on May 27, 2005 for services.

(11) The shares were issued on May 27, 2005 as part of the transaction with On the Go Healthcare, Inc. to acquire certain assets.


                                PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

- at prices related to such prevailing market prices, or

- in negotiated transactions, or

- in a combination of such methods of sale; or

- any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

- - - engage in any stabilization activity in connection with any of the shares;

- - - bid for or purchase any of the shares or any rights to acquire the shares,

- - - attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

- - - effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.


LEGAL PROCEEDINGS

We are not aware of any litigation or potential litigation affecting us, our officers or directors or our assets.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of February 21, 2006, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualified. All of the officers serve at the pleasure of our Board of Directors.

Name                            Age       Position
- ------------------------------------------------------------------------------
Michael Levine (1)              46        President, Chairman, CEO and Director

Henry Goldberg, C.A. CFE        53        Chief Financial Officer, Director

Bram Lecker B.A.  L.L.B         47        Director

Jeffrey Levine (1)              42        Secretary and Treasurer
- ------------------------------------------------------------------------------
(1) Michael Levine and Jeffrey Levine are brothers.


BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Mr. Michael Levine has been our Chief Executive Officer and Chairman of the Board since June 2005. Prior to joining us, Mr. Levine founded and was the President of Zynpak Packaged Products, Inc. for the past 20 years. Mr. Levine attended McGill University.

Henry Goldberg has been our Chief Financial Officer and a Director since
June 2005. Prior to joining us, Mr. Goldberg has been a Partner of the Charter Accounting firm of Norman, Goldberg & Co. since 1979. Mr. Goldberg is further a Director of Noblehouse Communications Limited, a public corporation
Mr. Goldberg has earned the designations of Certified Financial Planner and Fraud Examiner, and Chartered Accountant in his years in the field.

Mr. Bram Lecker has been our Chief Financial Officer and Director since June 2005. Mr. Lecker has been in private practice since 1984 specializing in employment and commercial law. Mr. Lecker is also the co-founder of Yog'n'berries, a frozen yogurt and related products wholesale and retail business and is involved in the introduction of "Mackenzie Method" spinal therapy pain relief and rehabilitation protocols to Ontario, Canada therapy
centers.   Mr. Lecker graduated from both York University (Toronto, Canada)
and University of Ottawa Law School.

Mr. Jeffrey Levine has been our Secretary and Treasurer since June 2005.
Prior to joining us, Mr. Levine worked for 12 years with Globe Communications
- - - international periodical publishing company - as the Director of EDI, or Electronic Data Information. He has furthered that same professional title, and strong and respected directive, with Toronto, Canada based Zynpak Packaged
Products, Inc, from 1995 through to the present day.   Mr. Levine graduated
from Concordia University (Montreal, Canada) in 1983 with a BArts in Computer Science.

BOARD OF DIRECTORS

We currently have three members of our Board of Directors who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified.

COMPENSATION OF THE BOARD OF DIRECTORS

We pay our directors $250 for each Board meeting in cash or stock at our election.

AUDIT COMMITTEE

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee. Mr. Goldberg, qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of February 21, 2006 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each current executive officer and (iv) all of our directors and current executive officers as a group:

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

Name and Address of                       Common Shares              Percent of
Beneficial Owner  (1)                     Beneficially Owned           Class (2)
- ---------------------                     ----------------           --------
Michael Levine                                 4,000,000                 37.2 %

David Walt                                     1,500,000                 14.0 %

Henry Goldberg, C.A. CFE                               0                    -0-

Bram Lecker B.A.  L.L.B                                0                    -0-

Jeffrey Levine                                         0                    -0-

Trust to Benefit On The Go
Healthcare Shareholders                        1,000,000                 9.30 %

Directors and executive officers
as a group (4 persons)                         5,500,000                 51.2 %


(1) The address of all individual directors and executive officers is c/o Vital Products, Inc., 35 Adesso Road Concord, Ontario, L4K 3C7.

(2) The number of shares of common stock issued and outstanding on February 21, 2006 was 10,750,000 shares.


                           DESCRIPTION OF SECURITIES
COMMON STOCK

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, par value $.0001 per share.

Miscellaneous Rights and Provisions. There are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls.


Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if the Board of Directors declares dividends out of funds legally available therefore.

Voting. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote, either in person or by proxy, per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Vital Products. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Certificate of Incorporation and By-laws, Delaware law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Delaware on May 27, 2005. We commenced business, under the Vital Products name in June 2005, having purchased assets from On the Go Healthcare, Inc.

OUR BUSINESS

We incorporated in the State of Delaware on May 27, 2005. We commenced business under the Vital Products name in June 2005, after having purchased the assets of the childcare division of On the Go Healthcare, Inc. We manufacture two products under the "Vital Products" name: a padded training seat that helps toddlers with potty training, and a baby bath with a contoured shape to cradle babies 0-6 months old. We also manufacture and market the following products under the Heinz Baby Basics name: Eze Bib Disposable, Flow Nipples, Holding Handles, Angled Feeding Bottles, Bottle and Nipple Brush, Play and Splash Mat, Three Steps Trainer Cup, Insulated Bottle Traveler, Baby's 1st Spoons, First Cutlery Set, First Feeding Set, Baby's 1st Set Flexisoft spoon and bowl and Sticky Fingers Hand and Face wipes. We also distribute Sudocrem, an ointment for the protection, relief, and treatment of diaper rash. Substantially all of our sales are derived from our Heinz Baby Basics line.

SALES AND MARKETING

Our sales and marketing strategies have been created based on specific target markets. We have established a dedicated sales force composed of two full-time sales representatives. We have developed an extensive telemarketing program, consisting of telemarketing sales personnel located in Toronto, Ontario, to target approximately 10,000 business customers including wholesale distribution networks and grocery, drug and mass retail chains. As of June 2005, 15 of our products are distributed to more than 3,600 retail locations. We are planning an expansion of our telemarketing program to enhance the sales and marketing efforts of our sales forces.

We have also begun to expand our international marketing efforts. We have a relationship with Bibs n' Stuff, a British company, to assist us in developing our core products in European markets. We also have relationship with Juvenile Solutions Inc., to market our Padded Training Seat in the United States.

We have expanded our signature Padded Training Seat line by adding an additional seat designed to fit European and Australian toilets. We plan to expand our international sales force consisting of independent commission-only representatives located overseas. We will also seek opportunities to enter into a multi-year, non-exclusive European, South American and South African distribution agreements for a range of our products.

We mass market all our products using a variety of programs and materials including print advertising, product brochures, cooperative advertising programs and sales promotions to reinforce our ongoing commitment to satisfy the needs of our customers. We plan to develop a product line CD-ROM version of our catalog and expand our interactive Internet web site.

CUSTOMERS

We market our childcare products to the consumer market via distribution into large name grocery and drug store chains and mass retailers, and independent pharmacies. In general, the dealers, wholesalers and retailers to whom we market our products also sell other similar products, some of which compete with our products.

Rather than depending on one or even a few major customers, we sell our products to 26 different customers of all sizes, from small, independent businesses to large national chain pharmacies and retailers, and do so across Canada with further distribution into the United States and the UK. Samples of some of those customers in Canada are Loblaws, Toys R Us, A&P, Wal-mart, Shoppers Drugmart, and Jean Coutu.

DISTRIBUTION/DEALER NETWORK

We provide same-day and next-day services to all of our customers. We have our truck deliver to our local customers and utilize same day and next day couriers such as FedEx, UPS and Purolator to meet our delivery commitments.
We believe that our ability to continue to grow our revenue base depends in part upon our ability to provide our customers with efficient and reliable service.

We distribute our products through one primary point of distribution located in Concord, Ontario, Canada. We plan to distribute our products from other distribution facilities if and when required. However, we have not committed our resources at this time for any additional distribution facilities.

WHOLESALE OPERATIONS

We currently sell certain of our childcare products wholesale to Bibs n' Stuff (England) and Juvenile Solutions (United States). Through our wholesale agreements, we sell our products in bulk to these entities. In turn, these entities resell them. Wholesale operations currently represent 2% of our operations.

COMPETITION

We compete with other manufacturers and distributors who offer one or more products competitive with the products we sell. However, we believe that no single competitor serving our markets offers as competitive a price and range of products as ours. Our principal means of competition are our quality, reliability, and value-added services, including delivery and service alternatives.

The childcare products industry is highly competitive, characterized by the frequent introduction of new products and includes numerous domestic and foreign competitors, some of which are substantially larger and have greater financial and other resources than we do. We compete principally on the basis of offering quality products at competitive prices and providing high quality customer service. Our competition includes:

        * Ginsey Inc.
        * Doral Juvenile Group
        * RC2 Corporation
        * Mommy's Helper, Inc.

PRODUCT DEVELOPMENT

We have approximately eight products under development.

MANUFACTURING AND PRODUCT SOURCING

We manufacture our childcare products. Our operations rely on a just-in-time manufacturing processes. With just-in-time, our production is triggered by immediate customer demand and our inventories of finished goods are either nonexistent or kept to a minimum. We only build products to meet a customer's shipment schedule. All other supplies used in the manufacturing process are readily available from any number of local suppliers, at competitive prices and delivered within 24 hours in most cases.

GOVERNMENTAL REGULATION

Our childcare products are subject to various laws, rules and regulations in the United States, including the Federal Consumer Product Safety Act, the Federal Hazardous Substances Act, as amended, the Federal Flammable Fabrics Act, the Child Safety Protection Act, and the regulations promulgated under each of these Acts. These laws empower the Consumer Product Safety Commission to protect children from hazardous toys and other articles. The Consumer Product Safety Commission has the authority to exclude from the market products that are found to be hazardous and to require a manufacturer to repurchase these products under certain circumstances. In addition, the Federal Flammable Fabrics Act empowers the Consumer Product Safety
Commission to regulate and enforce flammability standards for fabrics used in consumer products. Similar laws and regulations exist in various international markets in which our products may be sold, including Canada. While we design our products to ensure that they comply with laws and regulations, it is possible that defects may be found in our products, resulting in product liability claims, recalls of a product, loss of revenue, diversion of resources, damage to our reputation or increased warranty costs, any of which could have a material adverse effect on our business, financial condition, and results of operation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements and the accompanying notes.

OVERVIEW

We incorporated in the State of Delaware on May 27, 2005 and commenced business under the Vital Products name in July 2005. We manufacture products under the "Vital Products" name and we also manufacture and market products under the Heinz Baby Basics name. Substantially all of our sales are derived from our Heinz Baby Basics line. Our fiscal year end is July 31.



CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. Estimates are used for, but not limited to, the accounting for the allowance for doubtful accounts, inventories, impairment of long-term assets, income taxes and loss contingencies. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies, among others, may be impacted significantly by judgment, assumptions and estimates used in the preparation of the Consolidated Financial Statements:

We consider the functional currency to be the local currency and, accordingly, our financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign exchange are included as a component of other comprehensive income (loss) within stockholders' equity.

Our estimates of the fair value of accounts receivable, accounts payable and accrued liabilities, notes payable and loan payable approximates the carrying value.

We value inventory at the lower of cost or market value. Cost is determined on a first in first out basis.

Equipment is recorded at cost less accumulated depreciation. Depreciation of equipment is provided annually on a declining basis and straight line basis over the estimated useful life of the asset, except for current year additions on which 1/2 of the rates are applicable:

Manufacturing equipment 20% declining balance
Moulds  3 years straight line

        In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which was adopted in its entirety on May 27, 2005, we evaluate the carrying value of intangible assets annually as of July 31 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. When evaluating whether or not the asset is impaired, we compare the fair value of the reporting unit to which the asset is assigned to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit to its carrying amount. The initial evaluation of our intangible assets, completed as of July 31, 2005 in accordance with (SFAS) No. 142 resulted in an impairment loss.

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, or SAB 101, "Revenue Recognition in Financial Statements" as modified by Securities and Exchange Commission Staff Accounting Bulletin No.104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. We generally recognize revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

We account for income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

        We have adopted Statement of Financial Accounting Standards No. 130, or SFAS 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholder's equity and in the balance sheet as a component of shareholder's equity.

DISCUSSION OF THE PERIOD FROM MAY 27, 2005 TO OUR YEAR END JULY 31, 2005

We incorporated in the State of Delaware on May 27, 2005 and commenced business under the Vital Products name in July 2005. The following discussion covers the period from our inception to our fiscal year end at July 31, 2005. Because we are only in our initial stages of development, results for this period are not indicative of the our future results.


Revenues for the period from May 27, 2005 to July 31, 2005 were $107,196. Our Cost of Sales were $103,339 and our Gross Profit was $3,857. Our Selling, General and Administrative costs were $96,120 and our loss for the period was $259,513.

Our Total Assets at our fiscal year ended July 31, 2005 were $1,299,327 and our Total Liabilities were $1,307,865.

CAPITAL COMMITMENTS

As part of our acquisition of assets from On the Go Healthcare, Inc., we agreed to issue a Secured Promissory Note in the amount of $750,000. To satisfy this obligation, on February 23, 2006, we issued to On the Go Healthcare a Secured Promissory Note with a face value of $900,000. The increase from $750,000 to $900,000 represents interest accumulated during the time period from the acquisition of the assets to the issuance of the Note. We must repay the Secured Promissory Note one year after the Securities and Exchange Commission declares this registration statement effective. The Secured Promissory Note pays 20% simple annual interest. We may prepay the Note at any time with accrued interest and without penalty.

As part of our acquisition of assets from On the Go Healthcare, Inc., we also agreed to issue a Secured Promissory Note in the amount of $250,000. To satisfy this obligation, on February 23, 2006, we issued to On the Go Healthcare a Secured Promissory Note with a face value of $306,000. The increase from $250,000 to $306,000 represents interest accumulated during the time period from the acquisition of the assets to the issuance of the Note. We must repay the Secured Promissory Note one year after the Securities and Exchange Commission declares this registration statement effective. The Secured Promissory Note pays 20% simple annual interest. We may prepay the Note at any time with accrued interest and without penalty.

To secure both of the Notes described immediately above, we granted to On the Go Healthcare a security interest in our assets. If we do not repay the Notes according to their terms, On the Go Healthcare will have the right to seize substantially all of our assets. Additionally, On the Go Healthcare could liquidate our assets and retain any and all of the funds from the liquidation.

Until we are able to generate positive cash flows from operations in an amount sufficient to cover our current liabilities and debt obligations as they become due, if ever, we will remain reliant on borrowing funds or selling equity. We intend to raise funds through the issuance of debt or equity, once this registration statement becomes effective. Raising funds in this manner typically requires much time and effort to find accredited investors, and the terms of such an investment must be negotiated for each investment made.
We can not guarantee that we will be able to raise sufficient funds to meet our obligations. If we do not raise sufficient funds, our operations will be curtailed or will cease entirely and you may lose all of your investment.

DESCRIPTION OF PROPERTY

We are headquartered in Concord, Ontario, Canada where we have a 4,000 square foot facility. We have a month to month arrangement and pay $3,000 per month in rent. We do not have a written lease. We believe this facility is adequate for our needs for at least the next year. We manufacture and ship our products directly from our head office.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Number of Stockholders

The number of record holders of our common stock as of July 31, 2005 was approximately 12, not including nominees of beneficial owners.

Dividend Policy

We have not paid dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

EXECUTIVE COMPENSATION

None.

EMPLOYMENT AGREEMENTS

We do not currently have any employment agreements with our executive officers. As of February 21, 2006, our executive officers agreed to work without compensation until our cash position improves.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

                                  FINANCIAL STATEMENTS

                                 THE CHILDCARE DIVISION
                       (A Division of On The Go Healthcare, Inc.)

                                     July 31, 2004
                                                                          Page

2004 INDEPENDENT AUDITORS' REPORT                                           F1

2003 INDEPENDENT AUDITORS' REPORT - ON THE GO HEALTHCARE, INC.              F2


FINANCIAL STATEMENTS

Balance Sheets - Statement I                                                F3

Statements of Operations - Statement II                                     F4

Statements of Shareholders' Equity - Statement III                          F5

Statements of Cash Flows - Statement IV                                     F6


NOTES TO FINANCIAL STATEMENTS                                         F7 - F11

INDEX July 31, 2005 Financial Statements                                   F12

INDEX Three Months Ended October 31, 2005 Financial Statements             F23

Independent Auditors' Report

Board of Directors and Shareholders of
On The Go Healthcare, Inc.
Concord, Ontario
Canada

We have audited the accompanying balance sheet of The Childcare Division (a Division of On The Go Healthcare, Inc.) as of July 31, 2004 and the related statements of operations, changes in shareholders' equity, and cash flows for the year ended July 31, 2004. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Childcare Division (a Division of On The Go Healthcare, Inc.) as of July 31, 2004 and the results of its operations and its cash flows for the year ended July 31, 2004 in conformity with accounting principles generally accepted in the United States of America.







Toronto, Ontario                                       /s/  Danziger & Hochman
June 22, 2005                                          -----------------------
                                                         Chartered Accountants




                                                                            F1

Independent Auditors' Report

Board of Directors and Shareholders of
On the Go Healthcare, Inc.
Concord, Ontario
Canada

We have audited the accompanying consolidated balance sheet of On the Go Healthcare, Inc. as of July 31, 2003 and July 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended July 31, 2003 and July 31, 2002. These consolidated financial statements are the responsibility of the management of On the Go Healthcare, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of On the Go Healthcare, Inc. as of July 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended July 31, 2003 and July 31, 2002 in conformity with accounting principles generally accepted in the United States of America.



/s/Rosenberg Smith & Partners
------------------------------
Rosenberg Smith & Partners
Chartered Accountants
Concord, Ontario

September 12, 2003


                                                                            F2

THE CHILDCARE DIVISION  Statement I
(A Division of On The Go Healthcare, Inc.)
Balance Sheets
As at July 31, 2004


                                                                     On The Go
                                                                    Healthcare,
                                                                        Inc.
                                                                      (Note 1)
                                                        2004              2003


ASSETS
    Current
        Cash                                     $   112,953       $       762
        Accounts receivable                          112,319            21,760
        Inventory                                    193,824            78,197
        Prepaid expenses and deposits                  7,192           116,797
                                                 -----------------------------
                                                     426,288           217,516
                                                 -----------------------------
    Other
        Property and equipment, net of
          accumulated depreciation (note 4)          179,347            40,167
        Intangibles (note 5)                         187,844                 -
                                                 -----------------------------
                                                     367,191            40,167
                                                 -----------------------------
                                                 $   793,479       $   257,683
                                                 -----------------------------

LIABILITIES
    Current
        Bank indebtedness                        $         -       $    12,457
        Accounts payable and accrued liabilities     389,399            48,543
        Loan payable (note 6)                         83,519                 -
        Notes payable - related parties                    -            17,172
                                                 -----------------------------
                                                     472,918            78,172

    Long term
        Notes payable - related parties                    -           108,693
                                                 -----------------------------
                                                     472,918           186,865
                                                 -----------------------------

SHAREHOLDERS' EQUITY
    Common stock (note 7)                                100               100
    Additional paid-in capital                     2,648,833           776,498
    Accumulated other comprehensive loss             (32,502)             (965)
    Accumulated deficit                           (2,295,870)         (704,815)
                                                 -----------------------------
TOTAL SHAREHOLDERS' EQUITY                           320,561            70,818
                                                 -----------------------------
TOTAL LIABILITIES AND EQUITY                     $   793,479       $   257,683
                                                 -----------------------------


The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F3

THE CHILDCARE DIVISION  Statement II
(A Division of On The Go Healthcare, Inc.)
Statements of Operations
For the Year Ended July 31, 2004


                                                     On The Go      On The Go
                                                    Healthcare,    Healthcare,
                                                           Inc.           Inc.
                                                       (Note 1)       (Note 1)
                                           2004            2003           2002

Revenue                             $   277,557    $     91,584         75,993


Cost of sales                           201,245          41,308         39,649
                                    ------------------------------------------

Gross profit                             76,312          50,276         36,344
Selling, general and
  administrative expenses             1,505,994         337,177        169,666
                                    ------------------------------------------
Net operating loss                   (1,429,682)       (286,901)      (133,322)

Financing costs                         161,373               -              -
                                    ------------------------------------------
Net loss before income taxes         (1,591,055)       (286,901)      (133,322)
Deferred income tax (expense) benefit         -        (101,783)         4,059
                                    ------------------------------------------

Net loss for the year               ($1,591,055)      ($388,684)     ($129,263)
                                    ------------------------------------------

Net loss per common share              ($ 15.91)        ($ 3.88)       ($ 1.29)
                                    ------------------------------------------

Weighted average number of
  common shares outstanding             100,000         100,000        100,000
                                    ------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F4

THE CHILDCARE DIVISION  Statement III
(A Division of On The Go Healthcare, Inc.)
Statements of Shareholders' Equity
For the Year Ended July 31, 2004


                                                           Accumulated
                                                              Other
                                        Additional        Comprehensive
                          Common Stock    Paid                Income
                         Number  Amount  Capital   Deficit   (Loss)     Total

Balance, July 31, 2001
    (note 1)            100,000 $ 100 $ 457,592   ($186,868) ($2,367) $268,457

Common stock issued,
    net of offering
    costs of $153,874                   (58,836)                       (58,836)
Common stock issued for
    loans from related
    parties                              60,017                         60,017
Common stock issued as
    compensation to
    irectors                              2,047                          2,047
Net loss for the year                              (129,263)          (129,263)
Foreign currency
    translation
    adjustment                                               (16,122)  (16,122)
-------------------------------------------------------------------------------
Balance, July 31, 2002
    (note 1)            100,000   100   460,820    (316,131) (18,489)  126,300

Common stock issued as
    compensation for
    rent, salary,
    consulting and
    legal fees                          310,414                        310,414
Net loss for the year                              (388,684)          (388,684)
Capital contribution                     12,842                         12,842
Stock options issued                     13,665                         13,665
Treasury stock acquired                 (21,243)                      (21,243)
Foreign currency
    translation
    adjustment                                                17,524    17,524
-------------------------------------------------------------------------------
Balance, July 31, 2003  100,000   100   776,498    (704,815)    (965)   70,818

Shares issued for cash                  945,715                        945,715
Financing costs for
    shares issued                       157,907                        157,907
Shares issued for loans                 100,000                        100,000
Capital contribution of
    interest free loans                   1,594                          1,594
Issue costs for shares
    issued                               (3,041)                        (3,041)
Common stock issued as
    compensation for
    consulting fee                      689,801                        689,801
Stock options issued as
    compensation for
    salary and consulting
    fees                                177,188                        177,188
Conversion of shares to
    preferred shares
Foreign currency
    translation
    adjustment                                               (31,537)  (31,537)
Stock options exercised                  10,000                         10,000
Adjustments for divisional
    reporting                          (206,829)                      (206,829)
Net loss for the year                            (1,591,055)        (1,591,055)

Balance, July 31, 2004 100,000 $ 100 $2,648,833 ($2,295,870)($32,502) $320,561
-------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F5

THE CHILDCARE DIVISION  Statement IV
(A Division of On The Go Healthcare, Inc.)
Statements of Cash Flows
For the Year Ended July 31, 2004

                                                     On The Go      On The Go
                                                    Healthcare,    Healthcare,
                                                           Inc.           Inc.
                                                       (Note 1)       (Note 1)
                                           2004            2003           2002

Operating activities
    Net loss for the year           ($1,591,055)   ($   388,684)  ($   129,263)

    Adjustments to reconcile net
      loss to net cash used by
      operating activities:
            Depreciation                 36,441          19,876         32,179
            Shares and stock
                options issued
                in consideration of
                services rendered       867,149         302,607          2,046
            Financing costs             157,907               -              -
            Capital contribution of
              interest free loan          1,594               -              -
            (Increase) decrease in:
                Accounts receivable    (165,182)        (12,452)        (5,207)
                Inventory                47,666         (22,842)       (25,093)
                Prepaid expenses        113,910        (112,463)             -
                Deferred income taxes         -         101,783           (393)
            Increase in:
                Accounts payable and
                  accrued liabilities (116,506)               -              -

Total adjustments                    1,273,343          293,522        (34,668

Net cash used by operating activities (317,712)         (95,162)      (163,931)

Investing activities
    Acquisition of property and
      equipment                       (107,170)               -              -

Financing activities
    Adjustments for divisional
      reporting                        206,829                -              -
    Deferred offering cost                   -                -         (9,794)
    Decrease in bank indebtedness      (92,486)          (2,100)        12,767
    Proceeds on sale of capital
      stock net of expenses            955,715                -         95,148
    Issue costs on shares issued
      for cash                          (3,041)               -              -
    Payments on loan payable           (70,469)               -              -
    Payments on notes payable
      to related parties               (35,393)          (4,763)        (2,949)
    Proceeds from loan payable
      to related parties                 2,820          102,682         41,727

    Net cash provided by
      financing activities             530,857           95,819        136,899

Effect of exchange rate changes
  on cash                               (6,216)             105         (2,886)

Net increase (decrease) in cash        112,191              762        (29,918)
Cash at beginning of year                  762                -         29,918

Cash at end of year                $   112,953        $     762        $     -
                                    ------------------------------------------
Supplemental disclosures of
  cash flow information
Income taxes paid                  $         -        $       -       ($ 4,059)
                                    ------------------------------------------

Interest paid                      $     4,704        $   2,434        $   918

The accompanying notes are an integral part of these consolidated financial statements.
                                                                            F6

THE CHILDCARE DIVISION
(A Division of On The Go Healthcare, Inc.)
Notes to Financial Statements
As of July 31, 2004



1.  NATURE OF OPERATIONS AND BASIS FOR PRESENTATION

The Childcare Division of On The Go Healthcare, Inc. is in the business of manufacturing and distributing infant care products. On The Go Healthcare, Inc. is a Delaware corporation and was incorporated on July 21, 2000. The corporate headquarters is located in Concord, Ontario, Canada.

For this divisional statement, all assets, liabilities, revenues and expenses have been segregated and the financial statements reflect only the activities of the childcare division. Audited financial statements for On The Go Healthcare, Inc. have been prepared in each of 2004, 2003 and 2002 and include all the accounts and subsidiaries of the Company.

The comparative figures are those of On The Go Healthcare, Inc. for both fiscal 2003 and 2002. In each of these fiscal years, On The Go Healthcare, Inc. was solely in the business of manufacturing and distributing infant care products and had no other divisions. During 2004, On The Go Healthcare, Inc. acquired a new division in the computer industry. These divisional statements for 2004 have been prepared to reflect only The Childcare Division and its' operations.



2.  ACQUISITIONS

During 2004, the division acquired the operating assets and assumed the operating liabilities of Vital Baby Innovations Inc., an infant supplies distributor. The results of this acquisition have been included in the operations of the division from June 1, 2004. The investment has been accounted for by the purchase method as follows:


Accounts receivable      $  56,141
Inventory                  120,290
Prepaid expenses             4,200
Property and equipment       1,449
Intangibles                181,159
Accounts payable          (213,674)
                        ----------
Loan payable             $ 149,565
                        ==========


The loan payable is due $72,465 upon signing and the balance at the rate of $36,232 per month.
                                                                            F7

THE CHILDCARE DIVISION
(A Division of On The Go Healthcare, Inc.)
Notes to Financial Statements
As of July 31, 2004


3.  SIGNIFICANT ACCOUNTING POLICIES

Accounting Principles

The Company's accounting and reporting policies conform to generally accepted accounting principles and industry practice in the United States. The financial statements are prepared in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Foreign Currency Translation

The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign exchange are included as a component of other comprehensive income (loss) within stockholders' equity.

Fair Value of Financial Instruments

The Company's estimate of the fair value of cash, accounts receivable, payables and accruals, and loan payable approximates the carrying value.

Capital Assets

Capital assets are recorded at cost less accumulated depreciation. Depreciation of capital assets is provided annually on a declining basis and straight line basis over the estimated useful life of the asset, except for current year additions on which 1/2 of/ the rates are applicable:

Manufacturing equipment          30% declining balance
Leaseholds                         3 years straight line
Office furniture                 20% declining balance
Computer hardware                30% declining balance
Computer software               100% declining balance


Intangibles

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," which was adopted in its entirety on August 1, 2003, the Company evaluates the carrying value of intangible assets annually as of July 31 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. When evaluating whether or not the asset is impaired, the Company compares the fair value of the reporting unit to which the asset is assigned to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit to its carrying amount. The initial evaluation of the Company's intangible asset, completed as of June 2004 in accordance with SFAS No. 142 resulted in no impairment losses.

                                                                            F8

THE CHILDCARE DIVISION
(A Division of On The Go Healthcare, Inc.)
Notes to Financial Statements
As of July 31, 2004

3.  SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission
Staff Accounting Bulletin No.104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

Income Taxes

The Company accounts for its income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

Stock Option Plans

The Company applies the fair value based method of accounting prescribed by SFAS No. 123, Accounting for Stock-Based Compensation in accounting for its stock options granted to both employees and non-employees. As such, compensation expense is recorded on the date of grant based on the fair market value of the stock and expensed in the period which the option was granted.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholder's equity and in the balance sheet as a component of shareholder's equity.

4.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of:

                                         July 31,         July 31,
                                             2004             2003

Machinery and equipment                 $ 206,209        $  75,347
Office equipment                           15,915           10,074
Computer software                          17,644            9,942
Computer hardware                           2,602            2,261
Leasehold improvements                     46,417            4,854
                                        ---------        ---------
                                          288,787          102,478
Less:  Accumulated depreciation           109,440           62,311
                                        ---------        ---------
Property and equipment, net             $ 179,347        $  40,167
                                        =========        =========

Depreciation expense for property and equipment for the years ended July 31, 2004 and July 31, 2003 were $36,259 and $19,786 respectively.

                                                                            F9

THE CHILDCARE DIVISION
(A Division of On The Go Healthcare, Inc.)
Notes to Financial Statements
As of July 31, 2004

5.    INTANGIBLES

Balance, August 1, 2003                          $       -
Intangibles purchased during the year              187,844
                                                 ---------
Balance, July 31, 2004                           $ 187,844
                                                 =========

The intangibles were acquired through the purchase of the assets of Vital Bay Innovations Inc.

6.    LOAN PAYABLE

The loan payable arose from the acquisition of the operating assets net of assumed liabilities of Vital Baby Innovations, Inc. Of the total amount payable ($149,565), $72,465 was payable upon signing and the balance is payable at the rate of $36,232 per month. The current balance of $83,519 will be repaid by December 2004.

7.      CAPITAL STOCK


Authorized:

    100,000 common shares with a $0.001 par value.

                                                        2004     2003
Issued:
    100,000 common shares (2003 - 100,000)             $ 100    $ 100
                                                       --------------

The authorized and issued number of common shares outstanding in these financial statements are a notional number of shares related to this division. This has no material effect on these financial statements.

8.    INCOME TAXES

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will not be realized. The ultimate realization of future income tax assets is dependant upon the generation of future taxable income.

The following is a reconciliation comparing income taxes calculated at the statutory rates to the amounts provided in the accompanying financial statements:

                                           2004            2003           2002

Income tax rates                            35%             35%            35%

Loss before income taxes           ($1,591,055)      ($ 286,901)    ($ 133,222)

Expected income tax recovery          (556,869)        (101,783)        (4,059)
Valuation allowance                   (556,869)        (101,783)        (4,059)
Actual income taxes                 $        -        $       -      $       -
                                   ============       ==========     ==========

The significant components of the Company's future income taxes are as follows:

Future income tax assets                         2004         2003        2002

Non-capital losses ($2,308,924 X 35%)       $ 808,123    $ 251,254   $ 150,838
Valuation allowance for future income taxes  (808,123)    (251,254)   (150,838)
                                            ----------------------------------
Net future income tax assets                $       -    $       -   $       -
                                            ==================================

                                                                            F10

THE CHILDCARE DIVISION
(A Division of On The Go Healthcare, Inc.)
Notes to Financial Statements
As of July 31, 2004

8.    INCOME TAXES (continued)

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management has provided for a valuation allowance on all of its' losses as there is no assurance that future tax benefits will be realized.


9.    BASIC LOSS PER SHARE

Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis.


10.    SUBSEQUENT EVENT

Subsequent to the year end, certain assets of The Childcare Division including all of the intangibles were sold to Vital Products Inc. for a combination of share and note consideration. Based upon this agreement, On The Go Healthcare, Inc. would cease to operate The Childcare Division.

                                                                            F11

VITAL PRODUCTS, INC.

INDEX

July 31, 2005


                                                                         Page


2005 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ..............F13

FINANCIAL STATEMENTS

Balance Sheet - Statement I ...............................................F14

Statement of Operations - Statement II ....................................F15

Statement of Shareholders' Deficit - Statement III ........................F16

Statement of Cash Flows - Statement IV.....................................F17


NOTES TO FINANCIAL STATEMENTS .......................................F18 - F22




                                                                           F12

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders of
Vital Products, Inc.
Concord, Ontario
Canada

We have audited the accompanying balance sheet of Vital Products Inc. as of July 31, 2005 and the related statements of operations, changes in shareholders' deficit, and cash flows from the date of incorporation on May 27, 2005 to July 31, 2005. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vital Products, Inc. as of July 31, 2005 and the results of its operations and its cash flows from the date of incorporation on May 27, 2005 to July 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully discussed in note 3 to the financial statements, the Company has incurred operating losses and must continue to fund negative working capital.




                                                         /s/DANZIGER & HOCHMAN
                                                         ---------------------
Toronto, Ontario                                         DANZIGER & HOCHMAN
November 22, 2005                                        Chartered Accountants


                                                                           F13

VITAL PRODUCTS, INC.                                               Statement I
Balance Sheet
As at July 31, 2005





                                                                     2005


ASSETS
    Current
        Accounts receivable                                    $   82,688
        Inventory (note 4)                                        144,880
        Prepaid expenses and deposits                                 975
                                                               -----------
                                                                  228,543
                                                               -----------
    Other
        Equipment, net of accumulated depreciation (note 5)        820,784
        Intangibles (note 6)                                       250,000
                                                               -----------
                                                                 1,070,784
                                                               -----------
                                                                $1,299,327
                                                               ===========

LIABILITIES
    Current
        Accounts payable and accrued liabilities               $   241,900
        Loan payable (note 7)                                       43,714
        Notes payable (note 8)                                   1,022,251
                                                               -----------
                                                                 1,307,865
                                                               -----------

SHAREHOLDERS' DEFICIT
    Common stock (note 9)                                            1,075
    Additional paid-in capital                                     249,900
    Deficit                                                       (259,513)
                                                               -----------
                                                                    (8,538)
                                                               -----------
                                                                $1,299,327
                                                               ===========


                                                                           F14

VITAL PRODUCTS, INC.                                               Statement II
Statement of Operations
For the Period From May 27, 2005 to July 31, 2005



                                                             For The Period
                                                             May 27, 2005 to
                                                             July 31, 2005

Sales                                                          $   107,196
                                                               -----------

Cost of sales                                                      103,339
                                                               -----------

Gross profit                                                         3,857
Selling, general and administrative expenses                        96,120
                                                               -----------
Net operating loss                                                ( 92,263)
Financing costs                                                   ( 17,250)
Intangible impairment                                             (150,000)
                                                               -----------

Net loss for the period                                         ($ 259,513)
                                                               ===========

Net loss per common share                                           ($0.02)
                                                               ===========

Weighted average number of common shares outstanding            10,442,307
                                                               ===========


                                                                           F15

VITAL PRODUCTS, INC.    Statement III
Statement of Shareholders' Deficit
For the Period From May 27, 2005 to July 31, 2005



                                                        Accumulated
                                   Additional             Other
                      Common Stock    Paid             Comprehensive
                     Number   Amount Capital   Deficit  Income (Loss)    Total


Balance,
  May 27, 2005            -  $    -  $     - $       -   $         -   $    -

Share issuance
  for loans       9,750,000     975        -         -             -      975
Share issuance
  for purchase of
  equipment and
  intangibles     1,000,000     100  249,900         -             -   250,000
Net loss                  -       -        -  (259,513)            -  (259,513)

- -----------------------------------------------------------------------------
Balance,
  July 31, 2005  10,750,000  $1,075 $249,900 ($259,513)  $         -   ($8,538)
- -----------------------------------------------------------------------------


                                                                           F16

VITAL PRODUCTS, INC.    Statement IV
Statement of Cash Flows
For the Period From May 27, 2005 to July 31, 2005


                                                                For The Period
                                                                May 27, 2005 to
                                                                July 31, 2005

Operating activities
    Net loss for the period                                       ($   259,513)
                                                                  -------------

    Adjustments to reconcile net loss to
      net cash used by operating
        activities:
            Depreciation                                                34,216
            Intangible impairment                                      150,000
            Interest on notes payables                                  17,251
            (Increase) decrease in:
                Accounts receivable                                    (82,688)
                Inventory                                             (144,880)
                Loan payable                                             43,714
            Increase in:
                Accounts payable and accrued liabilities                241,900
                                                                  -------------
Net cash used by operating activities                                         -
                                                                  -------------
Net increase (decrease) in cash                                               -
Cash at beginning of year                                                     -
                                                                  -------------

Cash at end of year                                                  $        -
                                                                  -------------
Non-cash items
    Acquisition of intangibles                                       $  400,000
    Acquisition of equipment                                            855,000
    Note payable                                                      1,005,000
    Issuance of shares                                                  250,975


                                                                           F17

VITAL PRODUCTS, INC.
Notes to Financial Statements
As of July 31, 2005

1.      NATURE OF OPERATIONS AND BASIS FOR PRESENTATION

        Vital Products, Inc. (the "Company") was incorporated in the State of Delaware on May 27, 2005. The Company purchased the Childcare Division of On The Go Healthcare, Inc. on July 5, 2005 which manufactures and distributes infant care products.


2.      ACQUISITIONS

        During July 2005, the Company acquired all of the equipment including moulds and dies, intellectual property, customer lists and all of the books and records of the Childcare Division from On The Go Healthcare, Inc. The purchase has been accounted for as an asset purchase as follows:

        Equipment and moulds    $   600,000
        Intangibles                 400,000
                                 ----------
                                 $1,000,000

        The Company paid for this acquisition by issuing a promissory note of $750,000 and $250,000 of common stock.

3.      SIGNIFICANT ACCOUNTING POLICIES

        Going Concern

        These financial statements have been prepared on a going concern basis and do not include any adjustments to the measurement and classification of the recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has experienced losses in the period and there is negative working capital. The Company's ability to realize its assets and discharge its liabilities in the normal course of business is dependent upon continued support. The Company is currently attempting to obtain additional financing from its existing shareholders and other strategic investors to continue its operations. However, there can be no assurance that the Company will obtain sufficient additional funds from these sources.

        The conditions cause substantial doubt about the Company's ability to continue as a going concern. A failure to continue as a going concern would require that stated amounts of assets and liabilities be reflected on a liquidation basis that could differ from the going concern basis.

        Accounting Principles

        The Company's accounting and reporting policies conform to generally accepted accounting principles and industry practice in the United States. The financial statements are prepared in United States dollars.

        Use of Estimates

        The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

                                                                           F18

        Basic Loss Per Share

        Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis.



3.      SIGNIFICANT ACCOUNTING POLICIES (continued)

        Foreign Currency Translation

        The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign exchange are included as a component of other comprehensive income (loss) within stockholders' equity.

        Fair Value of Financial Instruments

        The Company's estimate of the fair value of accounts receivable, accounts payable and accrued liabilities, notes payable and loan payable approximates the carrying value.

        Inventory

        Inventory is valued at the lower of cost or market value.
        Cost is determined on a first in first out basis.

        Equipment

        Equipment is recorded at cost less accumulated depreciation. Depreciation of equipment is provided annually on a declining basis and straight line basis over the estimated useful life of the asset, except for current year additions on which 1/2 of the rates are applicable:

                Manufacturing equipment 20% declining balance
                                 Moulds  3  years straight line

        Intangibles
        In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which was adopted in its entirety on May 27, 2005, the Company evaluates the carrying value of intangible assets annually as of July 31 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. When evaluating whether or not the asset is impaired, the Company compares the fair value of the reporting unit to which the asset is assigned to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit to its carrying amount. The initial evaluation of the Company's intangible asset, completed as of July 31, 2005 in accordance with (SFAS) No. 142 resulted in an impairment loss.

                                                                           F19

        Revenue Recognition
        The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission Staff Accounting Bulletin No.104. Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

        Income Taxes
        The Company accounts for its income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS)
        No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.


3.      SIGNIFICANT ACCOUNTING POLICIES (continued)

        Comprehensive Income

        The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholder's equity and in the balance sheet as a component of shareholder's equity.


4.      INVENTORY

        Inventories consist of the following:

        Finished goods   $  96,919
        Raw materials       47,961
                         ---------
                          $144,880


5.      EQUIPMENT

        Equipment consists of the following as of:

        Machinery and equipment                   $606,000
        Moulds                                     249,000
                                                   855,000
        Less:  Accumulated depreciation           ( 34,216)
        Property and equipment, net               $820,784


                                                                           F20

6.      INTANGIBLES

        Balance, May 27, 2005                              $      -
        Intangibles purchased during the period             400,000
        Impairment of intangibles                          (150,000)
                                                           --------
        Balance, July 31, 2005                             $250,000


7.      LOAN PAYABLE

        The loan payable arose on the acquisition of the Childcare Division of On The Go Healthcare, Inc. The loan is unsecured, non-interest bearing and has no fixed repayment terms.


8.      NOTES PAYABLE

        The notes payable are unsecured, bear interest at 20% and are due in the following fiscal year.

        Principal               $1,005,000
        Interest                    17,251
                                ----------
                                $1,022,251

9.      CAPITAL STOCK

        Authorized:

              100,000,000 common shares with a $0.0001 par value
                1,000,000 preferred shares with a $0.01 par value

        Issued:
               10,750,000 common shares                $1,075


10.     INCOME TAXES

        The following is a reconciliation comparing income taxes calculated at the statutory rates to the amounts provided in the accompanying financial statements:

        The Company's computation of income tax recovery is as follows:

        Net loss for the period                       ($259,513)
        Enacted income tax rate                              36%
        Income tax recovery at enacted rate           (  93,425)
        Non-deductible expenses                          59,386
        Change in valuation allowance                    34,039
        Income tax expense                            $      -


        Components of the Company's net future income tax assets are:

        Non-capital loss carry forward                  $  34,039
        Valuation allowance                             (  34,039)
        Net future income tax assets                    $       -

                                                                           F21

        In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management has provided for a valuation allowance on all of its' losses as there is no assurance that future tax benefits will be realized.

        The non-capital loss expires in 2012.


                                                                           F22

VITAL PRODUCTS, INC.

INDEX

Three Months Ended October 31, 2005


                                                                          Page


FINANCIAL STATEMENTS

Balance Sheet as of October 31, 2005 (Unaudited) ...........................F24

Statements of Operations for the Three Months
    Ended October 31, 2005 (Unaudited)......................................F25

Statements of Shareholders' Deficit for the Three Months
    Ended October 31, 2005 (Unaudited) .....................................F26

Statements of Cash Flows for the Three Months Ended
    October 31, 2005 (Unaudited) ...........................................F27


NOTES TO FINANCIAL STATEMENTS ........................................F28 - F32


                                                                            F23

VITAL PRODUCTS, INC.
Balance Sheet
As at October 31, 2005 and July 31, 2005
(Unaudited)
                                                October 31,           July 31,
                                                      2005               2005


ASSETS
    Current
        Accounts receivable                     $   208,984     $     82,688
        Inventory (note 6)                          126,907          144,880
        Prepaid expenses and deposits                 1,008              975
                                                -----------     ------------
                                                    336,899         228,543
                                                -----------     ------------
    Other
        Equipment, net of accumulated
          depreciation (note 7)                     806,176         820,784
        Intangibles                                 250,000         250,000
                                                -----------     ------------
                                                  1,056,176       1,070,784
                                                -----------     ------------
                                                 $1,393,075      $1,299,327
                                                ===========     ============

LIABILITIES
    Current
        Bank indebtedness                      $     51,465      $        -
        Accounts payable and
          accrued liabilities                       346,786         241,900
        Loan payable                                      -          43,714
        Notes payable (note 8)                    1,072,501       1,022,251
                                                -----------     ------------
                                                  1,470,752       1,307,865
                                                -----------     ------------

SHAREHOLDERS' DEFICIT
    Common stock (note 9)                             1,075           1,075
    Additional paid-in capital                      249,900         249,900
    Accumulated other comprehensive income           26,740               -
    Deficit                                        (355,392)       (259,513)
                                                -----------     ------------
                                                    (77,677)         (8,538)
                                                -----------     ------------
                                                 $1,393,075      $1,299,327
                                                ===========     ============

                                                                           F24

VITAL PRODUCTS, INC.
Statement of Operations
For the Quarter from August 1, 2005 to October 31, 2005
With Comparatives for the Period from May 27, 2005 to July 31, 2005
(Unaudited)
                                           For The Quarter     For The Period
                                         August 1, 2005 to     May 27, 2005 to
                                          October 31, 2005     July 31, 2005

Sales                                          $   251,525         $   107,196
                                                -----------       ------------

Cost of sales                                      229,385             103,339
                                                -----------       ------------

Gross profit                                        22,140               3,857
Selling, general and administrative expenses        67,769              96,120
                                                -----------       ------------
Net operating loss                                 (45,629)            (92,263)
Financing costs                                    (50,250)            (17,250)
Intangible impairment                                    -            (150,000)
                                                -----------       ------------

Net loss for the period                           ($95,879)          ($259,513)
                                                ===========       ============

Net loss per common share                           ($0.01)             ($0.03)
                                                ===========       ============

Weighted average number of common
  shares outstanding                            10,750,000          10,442,307
                                                ===========       ============

                                                                           F25

VITAL PRODUCTS, INC.                                              Statement III
Statement of Shareholders' Deficit
For the Quarter from August 1, 2005 to October 31, 2005
With Comparatives for the Period from May 27, 2005 to July 31, 2005
(Unaudited)

                                                        Accumulated
                                   Additional             Other
                      Common Stock    Paid             Comprehensive
                     Number   Amount Capital   Deficit  Income (Loss)    Total


Balance,
  May 27, 2005            -  $    -  $     - $       -   $         -   $     -

Share issuance
  for loans       9,750,000     975        -         -             -       975
Share issuance
  for purchase of
  equipment and
  intangibles     1,000,000     100  249,900         -             -   250,000
Net loss                  -       -        -  (259,513)            -  (259,513)

- -----------------------------------------------------------------------------
Balance,
  July 31, 2005  10,750,000  $1,075 $249,900 ($259,513)  $         -   ($8,538)

Foreign
  exchange gain          -        -        -         -        26,740    26,740
Net loss for
  the period             -        -        -   (95,879)            -   (95,879)
- -----------------------------------------------------------------------------
Balance,
  Oct. 31, 2005  10,750,000  $1,075 $249,900 ($355,392)  $    26,740  ($77,667)
===============================================================================


                                                                           F26

VITAL PRODUCTS, INC.
Statement of Cash Flows
For the Quarter from August 1, 2005 to October 31, 2005
With Comparatives for the Period from May 27, 2005 to July 31, 2005
(Unaudited)
                                             For The Quarter     For The Period
                                           August 1, 2005 to    May 27, 2005 to
                                            October 31, 2005      July 31, 2005

Operating activities
    Net loss for the quarter                       ($95,879)         ($259,513)
                                                -----------       ------------
    Adjustments to reconcile net loss
      to net cash used by operating
        activities:
            Depreciation                             42,430             34,216
            Intangible impairment                         -            150,000
            Interest on notes payables               50,250             17,251
            Foreign exchange conversion (net)        (1,115)                 -
            (Increase) decrease in:
                Loan payable                        (43,714)            43,714
                Accounts receivable                (126,296)           (82,688)
                Inventory                            17,973           (144,880)
            Increase in:
                Accounts payable and
                  accrued liabilities               104,886            241,900
                                                -----------       ------------
Net cash used by operating activities               (51,465)                 -
                                                -----------       ------------
Net increase (decrease) in cash                     (51,465)                 -
Cash at beginning of quarter                              -                  -
                                                -----------       ------------

Cash (bank indebtedness) at end of quarter         ($51,465)       $         -
                                                ===========       ============
Non-cash items
    Acquisition of intangibles                  $         -        $   400,000
    Acquisition of equipment                              -            855,000
    Note payable                                          -          1,005,000
    Issuance of shares                                    -            250,975

                                                                           F27

VITAL PRODUCTS, INC.
Notes to Financial Statements
As At October 31, 2005


1.      FINANCIAL STATEMENTS

        The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of October 31, 2005, results of operations and cash flows for the three months ended October 31, 2005. Results for the three month period are not necessarily indicative of fiscal year results.

        The accompanying unaudited financial statements and notes should be read in conjunction with the audited financial statements and notes of the Company for the fiscal year ended July 31, 2005.

        The preparation of financial statements in conformity with generally accepted accounting principles require that management make estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.


2.      MANAGEMENT'S PLAN

        The Company's cash flow requirements are supported by an issuance of notes payable and the Company is looking into entering a financing agreement for an equity line of credit once they become listed on the Nasdaq OTCBB which is in the process of being finalized.

        Management believes that despite the recent losses and limited working capital, it has developed a business plan that if successfully implemented, can substantially improve its operational results and financial condition.


3.      NATURE OF OPERATIONS AND BASIS FOR PRESENTATION

        Vital Products, Inc. (the "Company") was incorporated in the State of Delaware on May 27, 2005. The Company purchased the Childcare Division of On The Go Healthcare, Inc. on July 5, 2005 which manufactures and distributes infant care products.


4.      LIQUIDITY

        During the quarter ended October 31, 2005 and year ended July 31, 2005, the Company incurred losses of $95,879 and $259,513 respectively and cash used in operations was $51,465. The Company financed its operations from notes payable and vendors credit on sales of common stock.

        Management believes that the net cash proceeds from operations and further issuance of shares and other debt facilities will be sufficient to meet their cash requirements for July 31, 2006.


                                                                           F28

VITAL PRODUCTS, INC.
Notes to Financial Statements
As At October 31, 2005


5.      SIGNIFICANT ACCOUNTING POLICIES

        Going Concern

        These financial statements have been prepared on a going concern basis and do not include any adjustments to the measurement and classification of the recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has experienced losses in the period and there is negative working capital. The Company's ability to realize its assets and discharge its liabilities in the normal course of business is dependent upon continued support. The Company is currently attempting to obtain additional financing from its existing shareholders and other strategic investors to continue its operations. However, there can be no assurance that the Company will obtain sufficient additional funds from these sources.

        The conditions cause substantial doubt about the Company's ability to continue as a going concern. A failure to continue as a going concern would require that stated amounts of assets and liabilities be reflected on a liquidation basis that could differ from the going concern basis.

        Accounting Principles

        The Company's accounting and reporting policies conform to generally accepted accounting principles and industry practice in the United States. The financial statements are prepared in United States dollars.

        Use of Estimates

        The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

        Basic Loss Per Share

        Basic net loss per share figures are calculated using the weighted average number of common shares outstanding computed on a daily basis.

        Foreign Currency Translation

        The Company considers the functional currency to be the local currency and, accordingly, their financial information is translated into U.S. dollars using exchange rates in effect at year-end for assets and liabilities and average exchange rates during each reporting period for the results of operations. Adjustments resulting from translation of foreign exchange are included as a component of other comprehensive income (loss) within stockholders' equity.

                                                                           F29

        Fair Value of Financial Instruments

        The Company's estimate of the fair value of accounts receivable, accounts payable and accrued liabilities, notes payable and loan payable approximates the carrying value.

        Inventory

        Inventory is valued at the lower of cost or market value. Cost is determined on a first in first out basis.


5.      SIGNIFICANT ACCOUNTING POLICIES (continued)

        Equipment

        Equipment is recorded at cost less accumulated depreciation. Depreciation of equipment is provided annually on a declining basis and straight line basis over the estimated useful life of the asset, except for current year additions on which 1/2 of the rates are applicable:

                Manufacturing equipment  20% declining balance
                                 Moulds   3  years straight line

        Intangibles

        In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," which was adopted in its entirety on May 27, 2005, the Company evaluates the carrying value of intangible assets annually as of July 31 and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. When evaluating whether or not the asset is impaired, the Company compares the fair value of the reporting unit to which the asset is assigned to its carrying amount. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of the reporting unit to its carrying amount. The initial evaluation of the Company's intangible asset, completed as of July 31, 2005 in accordance with
        (SFAS) No. 142 resulted in an impairment loss.

        Revenue Recognition

        The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101") as modified by Securities and Exchange Commission Staff Accounting Bulletin No.104 Under SAB 101, revenue is recognized at the point of passage to the customer of title and risk of loss, there is persuasive evidence of an arrangement, the sales price is determinable, and collection of the resulting receivable is reasonably assured. The Company generally recognizes revenue at the time of delivery of goods. Sales are reflected net of discounts and returns.

        Income Taxes

        The Company accounts for its income taxes under the liability method specified by Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

                                                                           F30

        Comprehensive Income

        The Company has adopted Statement of Financial Accounting Standards
        No. 130 ("SFAS 130"), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners or distributions to owners.
        Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under the current accounting standards as a component of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the statement of shareholder's equity and in the balance sheet as a component of shareholder's equity.


6.      INVENTORY

        Inventories consist of the following:


                                October 31,     July 31,
                                    2005         2005

                Finished goods   $  77,320      $96,919
                Raw materials       49,587       47,961
                                 ---------     --------
                                 $ 126,907     $144,880

7.      EQUIPMENT

        Equipment consists of the following as of:


                                             October 31,     July 31,
                                                    2005         2005

        Machinery and equipment                 $626,542     $606,000
        Moulds                                   257,441      249,000
                                                --------     --------
                                                 883,983      835,000
        Less:  Accumulated depreciation         ( 77,807)     (34,216)
                                                --------     --------
        Property and equipment, net             $806,176     $820,784
                                                                           F31

8.      NOTES PAYABLE

        The notes payable are unsecured, bear interest at 20% and are due in the following fiscal year.


                                October 31,     July 31,
                                    2005         2005

                Principal       $1,005,000     $1,005,000
                Interest            67,501         17,251
                                ----------      ---------
                                $1,072,501     $1,022,251

9.      CAPITAL STOCK

        Authorized:
            100,000,000 common shares with a $0.0001 par value
              1,000,000 preferred shares with a $0.01 par value

                                                October 31,     July 31,
                                                    2005         2005
        Issued:
                10,750,000 common shares           $1,075       $1,075

10.     INCOME TAXES

        The following is a reconciliation comparing income taxes calculated at the statutory rates to the amounts provided in the accompanying financial statements:

        The Company's computation of income tax recovery is as follows:

                                                October 31,        July 31,
                                                     2005            2005
        Net loss for the period                $   95,879       ($259,513)
        Enacted income tax rate                       36%              36%
                                               ----------        ---------
        Income tax recovery at enacted rate      (34,516)         (93,425)
        Non-deductible expenses                        -           59,386
        Change in valuation allowance             34,516           34,039
                                               ----------        ---------
        Income tax expense                     $       -         $      -
                                               ==========        =========

        Components of the Company's net
        future income tax assets are:

        Non-capital loss carry forward         $  68,555)        $ 34,039
        Valuation allowance                      (68,555)         (34,039)
                                               ----------        ---------
        Net future income tax assets           $       -         $      -
                                               ==========        =========

        In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management has provided for a valuation allowance on all of its' losses as there is no assurance that future tax benefits will be realized.

        The non-capital loss expires in 2012 and 2013.

                                                                           F32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants. None of our principal independent accountants have resigned or declined to stand for re-election.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and our By-laws provide that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- -     for any breach of the director's duty of loyalty to the corporation or its stockholders;

- -     for  acts  or  omissions  not  in  good faith or which involve intentional misconduct  or  a  knowing  violation  of  law;

- -     under  Section 174 of the General Corporation Law of the State of
      Delaware (relating  to  distributions  by  insolvent  corporations);  or

- -     for  any  transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Certificate of Incorporation and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Certificate of Incorporation or By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions.

                                                   Amount to Be paid

        SEC Registration Fee                                $    900
        Printing and Edgarizing expenses                    $  1,500
        Legal fees and expenses                             $ 16,000
        Accounting fees and expenses                        $  5,000
        Transfer agent                                      $    500
        Stock certificates                                  $    300
        Miscellaneous                                       $    800

        Total                                               $ 25,000

RECENT SALES OF UNREGISTERED SECURITIES

On May 27, 2005, we issued the following shares of common stock to the following individuals or entities:

                                                      Shares of Stock
                                                      ---------------

Michael Levine                                              4,000,000

David Walt                                                  1,500,000

Nadav Elituv                                                  500,000

The Cellular Connection Ltd.                                  500,000

Nfc Corporation                                               750,000

Ara Blain                                                     500,000

Simeon Wohlberg                                               500,000

Brett W. Gold                                                 500,000

Al Kau                                                        500,000

Doug Clark                                                    500,000

Trust to Benefit On the Go Healthcare Shareholders          1,000,000

The securities issued in the foregoing transactions were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act. Alternatively, these issuances of securities were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

EXHIBITS

3.1 Certificate of Incorporation (included as exhibit 3.1 to the Form SB-2 filed August 29, 2005 and incorporated herein by reference).

3.2 By-laws (included as exhibit 3.2 to the Form SB-2 filed August 29, 2005 and incorporated herein by reference).


5.1*  Opinion re: legality of Amy M Trombly, Esq.


10.1 Asset Sale Agreement between the Company and On the Go Healthcare, Inc. dated July 5, 2005 (included as exhibit 10.3 to the Form SB-2 filed August 29, 2005 and incorporated herein by reference).

10.2 Secured Promissory Note between the Company and On the Go Healthcare, Inc. dated February 23, 2006.

10.3 Secured Promissory Note between the Company and On the Go Healthcare, Inc. dated February 23, 2006.

23.1  Consent of Independent Auditors

23.2  Consent of Independent Auditors

23.3* Consent of Counsel (contained in Exhibit 5.1)


* to be filed by amendment

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Concord, Province Ontario, Country of Canada, on February 24, 2006.

                                              Vital Products, Inc.


                                              By:/s/ Michael Levine
                                              --------------------------
                                              Michael Levine, President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:


Signature                       Title                                      Date


By:/s/ Michael Levine                                          Februay 24, 2006
- ------------------------ President, Chief Executive Officer, ----------------
Michael Levine              Chairman and Director

By:/s/ Henry Goldberg      Chief Financial Officer and         February 24, 2006
- ------------------------ Accounting Officer and Director     ----------------
Henry Goldberg

By:/s/ Bram Lecker         Director                            February 24, 2006
- ------------------------                                     ----------------
Bram Lecker